UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Penn Street, Melbourne, FL 32901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The Series J Offering and Series J Subscription Agreement

On November 14, 2014, Lighting Science Group Corporation (the “Company”) entered into a Series J Subscription Agreement (the “Subscription Agreement”) with Serengeti Lycaon MM L.P. and Serengeti Opportunities MM L.P, two investment funds managed by Serengeti Asset Management LP (the “Purchasers”), pursuant to which the Company issued an aggregate of 13,000 units of its securities (the “Series J Securities”) for aggregate consideration of $13 million (the “Serengeti Offering”). Each Series J Security consists of (i) one share of Series J Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series J Preferred Stock”) and (ii) a warrant to purchase 2,650 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.001 per share (each, a “Warrant” and together, “Warrants”).

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2014, the Company’s board of directors authorized the Company to sell (i) 30,000 Series J Securities in a series of transactions commencing August 14, 2014 and ending on or before December 31, 2014 to purchasers designated by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and (ii) such number of additional Series J Securities as are purchased pursuant to Section 14 of each Certificate of Designation (as defined below) as a result of the sale of the Series J Securities to be issued as described in clause (i) above (the “Series J Offering”). The Company previously issued and sold 8,000 of the 30,000 Series J Securities authorized to be sold in the Series J Offering pursuant to the Series J Subscription Agreement dated August 14, 2014, by and among the Company and the purchasers parties thereto. After giving effect to the Serengeti Offering, 9,000 Series J Securities remained available for issuance pursuant to the Series J Offering.

The Warrants issued to the Purchasers as part of the Series J Securities contain substantially identical terms as the warrants previously issued to PCA LSG Holdings, LLC on January 3, 2014 and filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2014.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Certificates of Designation

On November 14, 2014, in connection with the Serengeti Offering and in an effort to facilitate the issuance of the remaining Series J Securities authorized for issuance in the Series J Offering, the Company amended and restated the certificates of designation governing the Series H Convertible Preferred Stock (the “Series H Certificate”), Series I Convertible Preferred Stock (the “Series I Certificate”) and Series J Preferred Stock (the “Series J Certificate” and together with the Series H Certificate and Series I Certificate, the “Certificates of Designation”).

Amended Series J Certificate

The Company amended and restated the Series J Certificate (the “Amended Series J Certificate”) to, among other things:

(i) require the Company to redeem the Series J Preferred Stock (a) on November 14, 2019, at the election of the holders of Series J Preferred Stock (the “Special Redemption”), (b) upon the occurrence of an uncured material breach by the Company of any of the Certificates of Designation and (c) subject to certain limited exceptions, immediately prior to the redemption of any security which ranks junior to, or pari passu with, the Series J Preferred Stock;

(ii) if the Company does not have sufficient capital available to redeem the Series J Preferred Stock upon the exercise of a Special Redemption, require the Company to issue a non-interest bearing note or notes (payable 180 days after issuance) in the principal amount of the liquidation amount of any shares of Series J Preferred Stock not redeemed by the Company in connection with such Special Redemption, subject to certain limitations imposed by Delaware law governing distributions to stockholders;

(iii) in each case subject to certain exceptions, require the Company or any successor entity in connection with any merger, consolidation or similar capital reorganization (each a “Reorganization”) to (a) assume the covenants and obligations set forth in the Amended Series J Certificate and (b) to the extent such assumption of covenants and obligations is not required, adjust the consideration to be received upon conversion of the Series J Preferred Stock following a Reorganization to substantially preserve the economic benefit the Series J Preferred Stock would have been entitled to in a qualified underwritten public offering (a “QPO”) by the Company’s successor;

(iv) subject to certain limited exceptions, require the Company to take any action necessary or desirable to provide the holders of Series J Preferred Stock with the benefit of any term that is more favorable than the terms of the Amended Series J Certificate resulting from an amendment to any term or any new term, set forth in the certificate of designation governing any of the Company’s securities ranking junior to, or pari passu with, the Series J Preferred Stock;

(v) prohibit the Company from issuing securities to related parties other than on arm’s-length terms; and

(vi) make certain other clarifying amendments.

The Amended Series J Certificate also requires the Company to obtain the consent of the Purchasers under most circumstances to (i) make certain amendments to the terms and rights of the Series J Preferred Stock set forth in the Amended Series J Certificate, (ii) pay dividends or make certain distributions on any shares of the Company’s capital stock, (iii) engage in any recapitalization, change of control transaction, or sale of a substantial portion of the Company’s assets or (iv) reclassify or exchange any outstanding securities of the Company for securities which rank senior to, or pari passu with, the Series J Preferred Stock.

Amended Series H Certificate and Amended Series I Certificate

The Company also amended and restated the Series H Certificate (the “Amended Series H Certificate”) and the Series I Certificate (the “Amended Series I Certificate” and together with the Amended Series H Certificate and Amended Series J Certificate, the “Amended and Restated Certificates”) to, among other things:

(i) require the Company to redeem the shares of Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, upon the occurrence of an event that requires the Company to redeem the Series J Preferred Stock;

(ii) in each case subject to certain exceptions, require the Company or any successor entity in connection with any Reorganization to (a) assume the covenants and obligations set forth in the Amended Series H Certificate and Amended Series I Certificate, respectively, and (b) to the extent such assumption of covenants and obligations is not required, adjust the consideration to be received upon conversion of the Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, following a Reorganization to substantially preserve the economic benefit the Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, would have been entitled to in a QPO by the Company’s successors; and

(iii) subject to certain limited exceptions, require the Company to take any action necessary or desirable to provide the holders of Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively, with the benefit of any term that is more favorable than the terms of the Amended Series H Certificate or the Amended Series I Certificate, respectively, resulting from an amendment to any term or any new term, set forth in the certificate of designation governing any of the Company’s securities which rank junior to, or pari passu with, the Series H Convertible Preferred Stock and Series I Convertible Preferred Stock, respectively.

The foregoing description of the Amended and Restated Certificates does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificates, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Serengeti Offering, on November 14, 2014, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. In addition to the Purchasers, subsequent purchasers of Series J Securities in the Series J Offering (collectively, the “RRA Parties”) would also have the right to become parties to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company granted the RRA Parties the right, after the exercise by certain other holders of their demand registration rights or after the consummation of a public offering by the Company, to three demand registrations and unlimited piggyback registration rights. Such registration rights relate to (a) any shares of Common Stock held by the RRA Parties as well as any shares of Common Stock issued upon the conversion or exercise of any securities convertible or exercisable into shares of Common Stock (including the shares of Series J Preferred Stock and Warrants) or (b) such additional shares of Common Stock acquired by the RRA Parties while it continues to hold any registrable securities.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Serengeti Offering, the Company issued (i) 10,000 Series J Securities to Serengeti Lycaon MM L.P., and (ii) 3,000 Series J Securities to Serengeti Opportunities MM L.P for gross proceeds of $13 million.

Each share of Series J Preferred Stock is convertible at any time, at the election of the holder thereof, into the number of shares of Common Stock equal to the quotient obtained by dividing (a) $1,000 by (b) the $0.95 conversion price of the Series J Preferred Stock, subject to adjustment in accordance with the terms set forth in the Amended Series J Certificate (the “Optional Conversion Shares”).

Upon the consummation of a QPO where (i) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100 million and (ii) the market capitalization of the Company immediately after consummation of the offering is no less than $500 million, each outstanding share of Series J Preferred Stock will automatically convert into the number of shares of Common Stock equal to the greater of (a) the number of Optional Conversion Shares or (b) the quotient obtained by dividing (x) $2,000 (subject to adjustment in accordance with the terms set forth in the Amended Series J Certificate) by (y) the price per share of Common Stock paid by the public in the QPO.

The shares of Series J Preferred Stock and the Warrants issued pursuant to the Serengeti Offering were issued by the Company pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On November 14, 2014, the Company filed the Amended and Restated Certificates with the Secretary of State of the State of Delaware.

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

On November 19, 2014, the Company issued a press release with respect to the Serengeti Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language contained in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: November 20, 2014	By:	/s/ Edward D. Bednarcik
	Name:	Edward D. Bednarcik
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Amended and Restated Certificate of Designation of Series H Preferred Stock filed with the Secretary of State of Delaware on November 14, 2014.

4.2	Amended and Restated Certificate of Designation of Series I Preferred Stock filed with the Secretary of State of Delaware on November 14, 2014.

4.3	Amended and Restated Certificate of Designation of Series J Preferred Stock filed with the Secretary of State of Delaware on November 14, 2014.

10.1	Series J Subscription Agreement, dated as of November 14, 2014, by and among Lighting Science Group Corporation, Serengeti Lycaon MM L.P. and Serengeti Opportunities MM L.P.

10.2	Registration Rights Agreement, dated as of November 14, 2014, by and among Lighting Science Group Corporation, Serengeti Lycaon MM L.P. and Serengeti Opportunities MM L.P.

99.1	Press Release.